Exhibit 5.5

Capital City Complex, Moscow City Business Centre 8, Presnenskaya Nab., Bldg. 1, Moscow, 123100, Russia Tel.: +7 495 287 44 44, Fax: +7 495 287 44 45 www.gblplaw.com

Limited “General Maritime Crewing”
General Maritime Corporation
299 Park Avenue
New York, NY  10171

May 7, 2010

Re. Opinion Letter in respect to due authorization of the Subsidiary Guarantee of Limited “General Maritime Crewing”

Ladies and Gentlemen,

We have acted as Russian counsel to Limited “General Maritime Crewing”, a limited liability company registered and existing under the laws of the Russian Federation (the “Russian Guarantor”), an indirectly owned subsidiary of General Maritime Corporation, a company organized under the laws of the Republic of the Marshall Islands (the “Company”).

The Company is informed to have filed with the United States Securities and Exchange Commission the Registration Statement on Form S-4, as amended (File No. 333-166280) (the “Registration Statement”), pursuant to which the Company is registering (i) $300,000,000 principal amount of its 12% Senior Notes due 2017 (the “Series B Notes”) to be exchanged for the Company’s outstanding notes bearing substantially identical terms and in like principal amount (the “Series A Notes”) in a registered exchange offer as contemplated by the Registration Statement and (ii) the guarantees (the “Subsidiary Guarantees”) of each of the subsidiary guarantors listed in Schedule 1 hereto (the “Subsidiary Guarantors”) of the Series B Notes. The Series A Notes were issued, and the Series B Notes will be issued, under an Indenture dated as of November 12, 2009, among the Company, the Subsidiary Guarantors parties thereto and The Bank of New York Mellon, as trustee.

In this connection we have been asked to prepare this Opinion Letter in respect to due authorization of the Subsidiary Guarantee of the Russian Guarantor (the “Subsidiary Guarantee”).

This Opinion Letter is provided in connection with the above mentioned matter only. The matters that have not been explicitly stated above in the immediately preceding paragraph are not covered hereby.

This Opinion Letter relates to and is given under only the laws of the Russian Federation as at the date of this Opinion Letter. We express no opinion in this Opinion Letter on or under the laws of any other jurisdiction.

Law firm Goltsblat BLP LLP, part of the Berwin Leighton Paisner (BLP) Group, is a limited liability partnership registered in England and Wales (registered number OC340589). Registered office: Adelaide House, London Bridge, London EC4R 9HA, United Kingdom.

Assumptions

It should be taken into account that while drafting this Opinion Letter we have assumed that as of the execution date of the Subsidiary Guarantee:

a)
No application had been presented to a court for the liquidation of the Russian Guarantor on demand of any state or local authority, nor had there been made a decision for voluntary liquidation of the Russian Guarantor;

b)
No application had been filed to a court, and no order had been made by a court, for the start of any insolvency procedures as provided by the Federal Law No. 127-FZ of 26 October 2002 “On insolvency (bankruptcy)”, as further amended, in respect of the Subsidiary;

c)	No administrator in bankruptcy or similar officer had been appointed in relation to the Russian Guarantor, and no notice had been given or filed in relation to the appointment of such an officer;

d)	The scanned copies of the documents provided to us totally coincide with the originals thereof; all the signatures and seals in the furnished documents are authentic;

e)	The documents provided to us represent complete and the full set of relevant documents on the matters they cover and list of such documents is annexed in Schedule 2 hereto (the “Furnished documents”);

f)
The Furnished documents had remained effective and correct as of November 12, 2009. The text of the Furnished documents had not been expanded to include provisions initiating, modifying or terminating the effect of these documents or part thereof; nor had there been any other documents executed that might had effect on the text of the Furnished documents;

g)	The statement of the Russian Guarantor on full share capital payment is true;

h)	All the data, including any facts, evidences, communications and confirmations contained in the documents had been true and complete;

i)
The corporate approval required in connection with the Subsidiary Guarantee had been granted or shall have been granted by Russian Guarantor’s sole shareholder prior to execution of the Subsidiary Guarantee;

j)	The Subsidiary Guarantee shall have been prepaid in the form and in context materially identical to the Indenture and Subsidiary Guarantee dated November 12, 2009 executed by the Company;

k)	Mr. Gennadyi Liventsov, being the Director of the Russian Guarantor, had signed and executed the Subsidiary Guarantee in sound mind and memory and acted voluntarily without any coercion.

Opinion

Based on and subject to the foregoing, we advise you that in our opinion, the Subsidiary Guarantee has been duly authorized by the Russian Guarantor.

We express no opinion as to any laws other than the laws of the Russian Federation (the "Relevant Laws").

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise.

Please note that this Opinion Letter has been based on the assumptions mentioned above, and we retain the right, but not the duty, to adjust partially or entirely our opinions if one or more of the assumptions and versions of the documents provided are incomplete or inaccurate to the information above.

Sincerely,

/s/ Anton Sitnikov

Anton Sitnikov
Partner/Head of Corporate/M&A

Cc:	Eugenia Borzilo
Julia Gnousina

Schedule 1

List of subsidiaries of the Company

Subsidiary Guarantors	State or Other Jurisdiction of Incorporation

General Maritime Subsidiary Corporation	Marshall Islands
General Maritime Management LLC	Marshall Islands
General Maritime (Portugal) LLC	Marshall Islands
General Maritime (Portugal) Limitada	Portugal
General Maritime Crewing Pte. Ltd.	Singapore
Limited “General Maritime Crewing” (Russia Corporation)	Russia
GMR Agamemnon LLC	Liberia
GMR Ajax LLC	Liberia
GMR Alexandra LLC	Marshall Islands
GMR Argus LLC	Marshall Islands
GMR Chartering LLC	New York
GMR Constantine LLC	Liberia
GMR Daphne LLC	Marshall Islands
GMR Defiance LLC	Liberia
GMR Elektra LLC	Marshall Islands
GMR George T LLC	Marshall Islands
GMR Gulf LLC	Marshall Islands
GMR Harriet G. LLC	Liberia
GMR Hope LLC	Marshall Islands
GMR Horn LLC	Marshall Islands
GMR Kara G LLC	Liberia
GMR Minotaur LLC	Liberia
GMR Orion LLC	Marshall Islands
GMR Phoenix LLC	Marshall Islands
GMR Princess LLC	Liberia
GMR Progress LLC	Liberia
GMR Revenge LLC	Liberia
GMR St. Nikolas LLC	Marshall Islands
GMR Spyridon LLC	Marshall Islands
GMR Strength LLC	Liberia
Arlington Tankers Ltd.	Bermuda
Vision Ltd.	Bermuda
Victory Ltd.	Bermuda
Companion Ltd.	Bermuda
Compatriot Ltd.	Bermuda
Concord Ltd.	Bermuda
Consul Ltd.	Bermuda
Concept Ltd.	Bermuda
Contest Ltd.	Bermuda

Schedule 2

List of the documents of Limited “General Maritime Crewing” provided (“Furnished documents”)

1.	A scanned copy of Limited “General Maritime Crewing” Charter approved as of 3 September 2009	12
2.	A scanned copy of Notarial Certificate to the Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 3 September 2009 dated 18 September 2009	1
3.	A scanned copy of Certificate series 23 No 007709019 dated 21 October 2009 on state registration of amendments into the Charter of Limited “General Maritime Crewing”	1
4.	A scanned copy of Certificate series 23 No 003866318 dated 24 February 2005 of state registration of Limited “General Maritime Crewing”	1
5.	A scanned copy of Certificate series 23 No 001861443 dated 24 February 2005 of tax registration of Limited “General Maritime Crewing”	1
6.	A scanned copy of Certified True Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 1 September 2006, dated 11 September 2006	1
7.	A scanned copy of Notarial Certificate to the Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 1 September 2006 dated 11 September 2006	1
8.	A scanned copy of Limited “General Maritime Crewing” balance as of 28 October 2009	5
9.	A scanned copy of the Invoice No.10 dated 24 February 2005 confirming payment for Limited “General Maritime Crewing” charter capital	1
10.	A scanned copy of Extract from the Unified State Register of Legal Entities dated 21 October 2009 No. 06-3639	11
11.	An executed copy of the Indenture dated November 12, 2009 entered into between GMC, the Subsidiary Guarantors and the Trustee (the “Indenture”)	164
12.	An executed copy of the Registration Rights Agreement dated November 12, 2009 entered into between GMC, the Subsidiary Guarantors and the Trustee (the “Registration Rights Agreement”)	15
13.	An executed copy of the purchase agreement dated November 5, 2009 entered into between GMC, the Subsidiary Guarantors and J.P. Morgan Securities Inc. (on behalf of the Initial Purchasers) (the “Purchase Agreement”)	36
14.	A copy of the Preliminary Offering Memorandum dated October 30, 2009, the Pricing Term Sheet dated November 5, 2009 and the Offering Memorandum dated November 5, 2009	272
15.	A scanned copy of Lease agreement dated 1 July 2009 No. 297/09	4